UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2008

FAR EAST ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0-32455	88-0459590
(Commission File Number)	(IRS Employer Identification Number)

363 N. Sam Houston Parkway East, Suite 380, Houston, Texas 77060

(Address of principal executive offices)

(832) 598-0470

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 30, 2008, Far East Energy Corporation (the “Company”) entered into a warrant agreement between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agreement”).

The warrants will terminate on the earlier of May 30, 2013 or the date fixed for redemption of the warrant under the Warrant Agreement. The warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and such securities are qualified for sale or exempt from qualification under applicable securities laws of the state or other jurisdiction in which the registered holder resides. At any time after May 30, 2009, the Company may call the outstanding warrants for redemption in whole or in part at a price of $0.01 per warrant upon forty-five days’ prior notice of redemption to each warrant holder if, and only if, the trading price of the Company’s common stock has equaled or exceeded $2.00 per share for fifteen or more consecutive trading days. The trading price of the Company’s common stock means (a) if the common stock is actively traded on any national securities exchange or any NASDAQ quotation or market system, then the highest price at which sales of a share of common stock shall have been sold during such trading day and (b) if the shares of common stock are not actively traded on any such exchange or system, then the highest sale price of a share of common stock during such trading day. Additionally, the exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances. In the Company’s sole discretion, it may delay the expiration date for a period of no less than 10 days and thereby extend the duration of the exercise period.

On June 2, 2008, the Company entered into a stock subscription agreement (the “Stock Subscription Agreement”) with International Finance Corporation (“IFC”) pursuant to which the Company agreed to issue to IFC 4,500,000 shares of the Company’s common stock, par value $0.001, for aggregate gross proceeds to the Company of $2,250,000. In conjunction with the transaction, the Company agreed to issue to IFC warrants for the purchase of up to 1,575,000 shares of our common stock at an exercise price of $1.00 pursuant to the Warrant Agreement. The terms of the Stock Subscription Agreement are substantially similar to the terms of the stock subscription agreement between the Company and IFC dated August 24, 2007, which was filed as Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on August 27, 2007 and incorporated by reference herein.

The common stock and warrants are registered under the Securities Act of 1933, as amended, on the Company’s previously filed and effective Registration Statement on Form S-3 (File No. 333-132631).

The descriptions of terms and conditions of the Warrant Agreement and the warrant set forth herein do not purport to be complete and are qualified in their entirety by the full text of the form of warrant and Warrant Agreement filed as Exhibit 4.1 and Exhibit 4.2, respectively, to the Company’s Form 8-K filed with the Securities and Exchange Commission on May 30, 2008 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

5.1	Opinion of Kummer Kaempfer Bonner Renshaw & Ferrario

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2008

Far East Energy Corporation

By:	/s/ Michael R. McElwrath
Michael R. McElwrath Chief Executive Officer

Index to Exhibits

Exhibit Number	Description

5.1	Opinion of Kummer Kaempfer Bonner Renshaw & Ferrari